Exhibit 21
Subsidiaries of Hewlett Packard Enterprise Company

The registrant's subsidiaries as of October 31, 2024, omitting subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary, are included in the list below.

COUNTRY	SUBSIDIARY
AUSTRALIA	Hewlett-Packard Australia Pty. Ltd.
HP Financial Services (Australia) Pty Limited
BELGIUM	Hewlett Packard Enterprise Belgium BV/SRL
BRAZIL	HP Financial Services Arrendamento Mercantil S.A.
Hewlett-Packard Brasil Ltda.
CANADA	Hewlett-Packard Financial Services Canada Company
Hewlett Packard Enterprise Canada Company
CAYMAN ISLANDS	H3C Holdings Limited
CHINA	Shanghai Hewlett-Packard Co. Ltd.
DENMARK	Hewlett-Packard ApS
ENGLAND & WALES	Hewlett-Packard Holdings Ltd.
Hewlett-Packard Limited
FRANCE	Hewlett-Packard France SAS
GERMANY	Hewlett-Packard GmbH
HONG KONG	Hewlett-Packard HK SAR Ltd.
INDIA	Hewlett Packard Enterprise India Private Limited
Hewlett-Packard Financial Services (India) Private Limited
Hewlett-Packard (India) Software Operation Private Limited
IRELAND	Hewlett-Packard International Bank Designated Activity Company
ISRAEL	Hewlett-Packard (Israel) Ltd.
ITALY	Hewlett-Packard Italiana S.r.l.
HPFS Rental S.R.L.
JAPAN	Hewlett Packard Japan, G.K.
HP Financial Services (Japan) K.K.
KOREA, REPUBLIC OF	Hewlett-Packard Korea Ltd.
MALAYSIA	Hewlett-Packard (M) Sdn. Bhd.
MEXICO	Hewlett-Packard Mexico S. de R.L. de C.V.
Hewlett-Packard Operations Mexico, S. de R.L. de C.V.
NETHERLANDS	Compaq Trademark B.V.
Hewlett-Packard Nederland B.V.
NORWAY	Hewlett-Packard Norge AS
PERU	Hewlett-Packard Peru S.R.L.
POLAND	Hewlett Packard Enterprise Polska sp. z o.o.
PUERTO RICO	Hewlett Packard Enterprise CRL
Hewlett Packard Enterprise III LLC
SAUDI ARABIA	Hewlett Packard Enterprise Limited
SINGAPORE	Hewlett-Packard Asia Pacific Pte. Ltd.
Hewlett-Packard Singapore (Sales) Pte. Ltd.
Hewlett Packard Enterprise Singapore Pte. Ltd
SPAIN	Hewlett-Packard Servicios España S.L.

SWEDEN	Hewlett-Packard Sverige AB
SWITZERLAND	Hewlett Packard Enterprise B.V., Amstelveen, Meyrin Branch
Hewlett-Packard International Sàrl
Hewlett-Packard (Schweiz) GmbH
TAIWAN	Hewlett Packard Taiwan Ltd.
TURKEY	Hewlett-Packard Teknoloji Çözümleri Limited Şirketi
UNITED STATES	Hewlett-Packard Financial Services Company
Hewlett Packard Pathfinder, LLC
Hewlett Packard Enterprise Development LP
HPEFS EQUIPMENT TRUST 2022-2
HPEFS EQUIPMENT TRUST 2022-3
HPEFS EQUIPMENT TRUST 2023-1
HPEFS EQUIPMENT TRUST 2023-2
HPEFS EQUIPMENT TRUST 2024-1
HPEFS EQUIPMENT TRUST 2024-2